SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 21, 2007, the Registrant filed an amended Form 10-K/A for its fiscal year ended February 28, 2007, an amended Form 10-Q/A for its fiscal quarter ended May 31, 2007 and its previously-delayed Form 10-Q for its quarter ended August 31, 2007. The Registrant was required to file the Form 10-K/A and Form 10-Q/A due to a material understatement of its provision for income taxes for certain prior periods and the related U.S. income tax liabilities, as previously disclosed in the Registrant’s report on Form 8-K dated October 2, 2007. The restatement resulted in the delay in the filing of the Form 10-Q for the quarter ended August 31, 2007.

On November 21, 2007, the Registrant issued a press release with respect to the foregoing, a copy of which is filed as exhibit 99.1 hereto.

Additionally, on November 26, 2007, the Registrant received confirmation from Nasdaq that due to the Registrant’s filing of the Form 10-Q for the quarter ended August 31, 2007, the Registrant is now current in its filing obligations under Nasdaq rules. Accordingly, Nasdaq has discontinued its delisting proceedings and the Registrant’s common stock will continue to be traded on the Nasdaq Global Market.

On November 26, 2007, the Registrant issued a press release with respect to the foregoing, a copy of which is filed as exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

	Exhibit No.	Description

	99.1	Press release dated November 21, 2007
	99.2	Press release dated November 26, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp..
(Registrant)

Date: November 26, 2007	By:	/s/ Kurt Freudenberg
	Name:	Kurt Freudenberg
	Title:	Executive Vice President and Chief Financial Officer